Exhibit 10.1

                                   GUARANTY
                                   --------



         GUARANTY, dated the ___ day of October, 2002, by Niagara Corporation, a Delaware corporation ("Niagara"), in favor of _______________________ (the "Payee").

         WHEREAS, the Payee is a supplier of raw materials to Niagara LaSalle
(UK) Limited ("Niagara UK");

         WHEREAS, Niagara UK is a wholly owned subsidiary of Niagara; and

         WHEREAS, it is a condition precedent to the Payee continuing to supply raw materials to Niagara UK that Niagara shall have executed and delivered to the Payee this Guaranty;

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, Niagara hereby guarantees the payment when due of up to (pound)__________ of Niagara UK's trade indebtedness to the Payee (the "Guaranteed Payments"); provided, however, that Niagara's obligation under this Guaranty to make a Guaranteed Payment shall not arise until Niagara UK shall have defaulted in its obligation to make such Guaranteed Payment.

         Notwithstanding any other provision of this Guaranty to the contrary, Niagara shall be entitled to assert against the Payee all defenses available to Niagara to the enforcement of Niagara UK's underlying obligations to the Payee, including all defenses personal to Niagara UK. Nothing herein shall be construed as imposing greater obligations or liabilities on Niagara than are imposed on Niagara UK under terms agreed to with the Payee or governing trading with the Payee.

         This Guaranty shall terminate on the date that is one year from the date first upon written.

         This Guaranty shall bind the undersigned and its successors and assigns and shall inure to the benefit of the Payee and its successors and assigns.

         No delay, omission or waiver on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or any other right of the Payee at the same or at any prior or subsequent time.

         No amendment, modification or waiver under this Guaranty, nor consent to any departure therefrom, shall be effective unless in writing and signed by the Payee.

         This Guaranty shall be construed in accordance with and governed by the laws of the State of New York, USA, without regard to its conflicts of law principles.

         Any suit, action or proceeding to enforce this Guaranty must be brought in the courts of the state of New York, USA or in a federal court sitting in the Sate of New York, USA.


         IN WITNESS WHEREOF, the Guaranty has been duly executed and delivered by a duly authorized officer of Niagara on the date first written above.




                                      NIAGARA  CORPORATION




                                      By: _________________________
                                             Name:  Michael Scharf
                                             Title: Chairman, President & CEO